Exhibit 5.1

July 2, 2015

Delcath Systems, Inc.

1301 Avenue of the Americas

43rd Floor

New York, New York 10019

Re: Registration Statement on Form S-1 (Registration No. 333-204979) (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as counsel to Delcath Systems, Inc., a Delaware corporation (the “Company”), in connection with the offering by the Company of up to $10,000,000 of units, each of which consists of (i) one share (“Initial Share”) of common stock, par value $0.01 per share (“Common Stock”), (ii) one Series A Warrant (“Initial Series A Warrant”) to purchase one share of Common Stock (“Initial Series A Warrant Share”) and (iii) one Series B Warrant (“Series B Warrant” and, together with the Initial Series A Warrant, the “Initial Warrants”) to purchase one additional share of Common Stock (“Additional Series B Warrant Share”) and one additional Series A Warrant (“Additional Series A Warrant” and, together with the Initial Warrants, the “Warrants”) to purchase one additional share of Common Stock (“Additional Series A Warrant Share” and, together with the Initial Series A Warrant Share and the Additional Series B Warrant Share, the “Warrant Shares”), pursuant to the Registration Statement and the prospectus included in the Registration Statement (the “Prospectus”), filed under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”). The Warrants and the Warrant Shares are collectively referred to as the “Securities.” We understand that the Securities are being offered and sold pursuant to and in accordance with the Registration Statement and the Prospectus.

In connection with this opinion letter, we have examined the Registration Statement, the Prospectus and originals, or copies certified or otherwise identified to our satisfaction, of the Amended and Restated Certificate of Incorporation of the Company, as amended, the Amended and Restated Bylaws of the Company, and the minutes of meetings of the Board of Directors of the Company as provided to us by the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that (i) the Initial Shares have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable,

(ii) the Initial Warrants have been duly authorized by the Company and, provided that the Initial Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, then the Initial Warrants, when issued and sold in the manner contemplated by the Registration Statement and the Prospectus, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, (iii) assuming that there is a sufficient number of authorized and unissued Common Stock at the time of the Warrant exercise, the Warrant Shares, when issued and delivered by the Company against payment therefor, upon the exercise of the Warrants in accordance with the terms therein, will be duly authorized, validly issued, fully paid and non-assessable, and (iv) the Additional Series A Warrants have been duly authorized by the Company and, provided that the Additional Series A Warrants have been duly issued and delivered against payment therefor upon the exercise of the Series B Warrants in accordance with the terms therein, then the Additional Series A Warrants, when so issued and delivered, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed herein are subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity) and implied covenants of good faith and fair dealing.

The opinions expressed herein are limited to the Delaware General Corporation Law and we express no opinion with respect to the laws of any state or jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Registration Statement and the Prospectus. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

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